CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated March 22, 1994, except with respect to certain matters discussed in Note 13, as to which the date is March 9, 1995, included in Katz Media Group, Inc.'s Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this Registration Statement.



/s/Arthur Anderson LLP

New York, New York
May 22, 1996